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                                                                    EXHIBIT 3.03


                              CORRECTED CERTIFICATE
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    EBAY INC.


        The undersigned authorized person hereby certifies:

        1.      The name of the corporation is eBay Inc.

        2. The corporation was formed in the State of Delaware on March 13, 1998.

        3. The Certificate of Amendment of Certificate of Incorporation which was filed in the Office of the Delaware Secretary of State on June 14, 1999 requires correction as permitted by Section 18-211 of the Delaware General Corporation Law in that name of the Company was misspelled.

        4.      The document in its corrected form is attached hereto as Exhibit
                A.

        IN WITNESS WHEREOF, the undersigned has executed this Corrected Certificate of Certificate of Amendment of Certificate of Incorporation this 14th day of June, 2000.


                                       EBAY INC.



                                       /s/ Michael R. Jacobson
                                       -----------------------------------------
                                       MICHAEL R. JACOBSON
                                       Vice President, Legal Affairs, General
                                       Counsel and Secretary